Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints RICHARD J. HENDRIX and BRADLEY J. WRIGHT, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 of FBR Capital Markets Corporation, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/S/ RICHARD J. HENDRIX RICHARD J. HENDRIX	Chief Executive Officer and Director (principal executive officer)	March 16, 2010

/S/ BRADLEY J. WRIGHT BRADLEY J. WRIGHT	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (principal financial officer)	March 16, 2010

/S/ ROBERT J. KIERNAN ROBERT J. KIERNAN	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)	March 16, 2010

/S/ ERIC F. BILLINGS ERIC F. BILLINGS	Chairman and Director	March 16, 2010

/S/ THOMAS J. HYNES, JR. THOMAS J. HYNES, JR.	Director	March 16, 2010

/S/ RICHARD A. KRAEMER RICHARD A. KRAEMER	Director	March 16, 2010

/S/ RALPH S. MICHAEL, III RALPH S. MICHAEL, III	Director	March 16, 2010

/S/ ARTHUR J. REIMERS ARTHUR J. REIMERS	Director	March 16, 2010